SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2006

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646	61-1430858
(Commission File Number)	(IRS Employer Identification No.)

150 INDEPENDENCE DRIVE,
MENLO PARK, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 323-4100

n/a
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On February 16, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Ultra Clean Holdings, Inc. (the “Company”) approved performance criteria for the Company’s bonus plan for 2006 for eligible executives, including all the Company’s named executive officers. Under the Company’s bonus plan, the amount of any bonus payment will be based solely on Company financial performance. Bonus payments, if any, will be made after the close of the Company’s fiscal year.

      Company financial performance targets under the bonus plan consist of revenue and operating profit objectives. The target bonus for each of the Company’s named executive officers ranges from 25% to 50% of base salary and the actual amount of each bonus will vary depending on the Company’s financial performance. If company financial performance exceeds the targets set by the Board, actual bonus payments may exceed the target bonus amounts, up to a maximum of 200% of target bonus for any participant. Bonuses will be paid only if the Company meets or exceeds certain financial targets established by the Company’s Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	March 16, 2006	By:	/s/ Jack Sexton

			Name:	Jack Sexton
			Title:	Vice President and Chief Financial Officer